UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 6, 2009

LIFEWAY FOODS, INC.
(Exact name of registrant as specified in its charter)

ILLINOIS	0-17363	36-3442829

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 West Oakton St. Morton Grove, IL		60053

(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities.

Item 9.01	Financial Statements and Exhibits.

Signatures

Exhibit Index

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2009, Lifeway Foods, Inc., a Illinois corporation (“Lifeway”) entered into and consummated a Stock Purchase Agreement (the “Stock Agreement”) by and among Lifeway, Ilya Mandel, an individual and Michael Edelson, an individual (each a “Seller” and collectively “Sellers”).

Upon the terms and subject to the conditions set forth in the Stock Agreement, Lifeway purchased from Sellers all of the issued and outstanding stock (the “Shares”) of Fresh Made, Inc., a Pennsylvania corporation (“Fresh”).  The consideration for the Shares was an aggregate of $8,050,000, less certain offsets for any selling expenses in excess of certain limits set forth in the Stock Agreement and other payments and funded debt all as set forth in the Stock Agreement, a note in the principal amount of $2,735,000.00, due on February 6, 2011, 128,948 shares of common stock of Lifeway valued at a total of $980,000.00 (“Lifeway’s Common Stock”), the cancellation of a loan in the principal amount of $265,000.00 and not more than $98,000.00 in funds held in Fresh’s two accounts with Vist Financial Corp.  The issuance of Lifeway’s Common Stock was exempted from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The foregoing description of the Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

On February 6, 2009, Lifeway entered into and consummated a Real Property Purchase Agreement (the “Real Property Agreement”) by and among Sellers and Lifeway.  Pursuant to the Real Property Agreement, Lifeway acquired 1.1355 acres of land in Philadelphia, PA (the “Property”) from Sellers.  The consideration for the Property was $2,000,000.00.

The foregoing description of the Real Property Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Real Property Agreement, which is filed as Exhibit 2.2 hereto and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On February 6, 2009, Lifeway and each of its subsidiaries, including Fresh, entered into a Loan and Security Agreement by and between The Private Bank & Trust and Lifeway (the “Loan Agreement”).  The Loan Agreement provides for a term loan to Lifeway in the principal amount of $7,600,000, due on February 6, 2014 (the Term Loan”) with annual interest rate equal to either the London Inter-Bank Offer Rate (“LIBOR”), plus 2.5% or the prime lending rate.  Principal payments of $42,222.22, plus accrued interest, are to be made each month.  The Term Loan is further evidenced by a note.

Additionally, the Loan Agreement provides for a revolving line of credit in the principal amount of $5,000,000 (the “Line of Credit,” together with the Term Loan, the “Loans”), which matures February 6, 2010.  The Line of Credit has an annual interest rate equal to either LIBOR, plus 2.5% or the prime lending rate.  Interest on the Line of Credit is due and payable monthly in arrears.  The Line of Credit is further evidenced by a note.

The Loans are secured by all of the assets of Lifeway, including a first mortgage on Lifeway’s real property located in Skokie, Illinois, Niles, Illinois and Philadelphia, PA.  A portion of the proceeds of the Loans was used to pay off existing mortgage loans which encumbered the real property located in Skokie, Illinois and Niles, Illinois.

The amount of each obligation under the Loans, may be accelerated or increased in the event of an uncured default as more fully described in the Loan Agreement.

The foregoing description of the Loan Agreement and the notes discussed above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Loan Agreement, which is filed as Exhibit 10.1 hereto, and the notes, which are filed as Exhibits 10.2 and 10.3 hereto, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

Lifeway will file the financial statements required by this Item 9.01(a) in accordance with such item.

(b)           Pro forma financial information.

Lifeway will file the pro forma financial information required by this Item 9.01(b) in accordance with such item.

(d)           Exhibits.

Exhibit	Description

2.1	Stock Purchase Agreement dated February 6, 2009.

2.2	Real Property Agreement dated February 6, 2009.

10.1	Loan and Security Agreement dated February 6, 2009.

10.2	Revolving Note dated February 6, 2009.

10.3	Term Note dated February 6, 2009.

99.1	Press Release dated February 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     February 13, 2009

LIFEWAY FOODS, INC.
By:	/s/ Edward Smolyansky
Edward Smolyansky
Chief Financial and Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

2.1	Stock Purchase Agreement dated February 6, 2009.

2.2	Real Property Agreement dated February 6, 2009.

10.1	Loan and Security Agreement dated February 6, 2009.

10.2	Revolving Note dated February 6, 2009.

10.3	Term Note dated February 6, 2009.

99.1	Press Release dated February 9, 2009.